UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
December 8, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Linnegatan 89, SE-115 23 Stockholm, Sweden 2700 Augustine Drive, Suite 100, Santa Clara, CA 95054
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code
+468 667 17 17— Sweden (925) 768-0620 — USA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2011, Neonode Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC (the “Underwriter”) and the two selling stockholders named herein, relating to the sale of an aggregate of 4,000,000 shares of common stock of the Company, par value $0.001 per share.  Of the shares being offered, 3,000,000 shares are being issued and offered by the Company, and 1,000,000 shares are being offered by Per Bystedt, its executive chairman, and Thomas Eriksson, its chief executive officer (together, the “Selling Stockholders”). The shares will be offered at a price to the public of $4.00 per share.  The Selling Stockholders have granted the underwriters a 30-day option to purchase, at the public offering price, up to an aggregate of 600,000 additional shares of its common stock to cover overallotments, if any.  GP Bullhound Ltd. is acting as financial advisor for the offering.

The net proceeds to the Company from this offering are expected to be approximately $11.2 million, after deducting the underwriting discount but before deducting other estimated offering expenses payable by the Company.  The Company will not receive any proceeds from the sale of any shares by the Selling Stockholders or upon the exercise by the underwriter of its over-allotment option.  The offering is expected to close on or about December 13, 2011, subject to customary closing conditions.  The Company anticipates using the net proceeds from the offering primarily for general corporate purposes, including capital expenditures and working capital.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders, and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-177726) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.  The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our expectations regarding our anticipated use of proceeds from the offering. Actual results may differ materially from those set forth in this report due to risks and uncertainties detailed in the risk factors included in our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in our other filings with the SEC. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 8.01.  Other Events.

On December 8, 2011, the Company issued a press release announcing the pricing of the offering.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 7, 2011.
5.1	Opinion of SRK Law Offices.
23.1	Consent of SRK Law Offices (included in Exhibit 5.1).
99.1	Press Release dated December 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: December 8, 2011	By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 7, 2011.
5.1	Opinion of SRK Law Offices.
23.1	Consent of SRK Law Offices (included in Exhibit 5.1).
99.1	Press Release dated December 8, 2011.